STATE OF DELWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 09/19/1997
971314807 - 2798393

CERTIFICATE OF INCORPORATION

OF

ADVANCED IMAGING PARTNERS, INC.

ARTICLE I

The name of this Corporation shall be: Advanced Imaging Partners, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware, 19901, and the name of the registered agent at that address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organised under the General Corporation Law of Delaware.

ARTICLE IV

The Corporation is authorized to issue one class of stock designated “Common Stock.” The total number of shares of Common Stock authorized to be issued is one thousand (l,000) and each such share shall have a par value of $0.001 per share.

ARTICLE V

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

ARTICLE VII

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

ARTICLE IX

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified.

ARTICLE X

The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

2

ARTICLE XII

The name and mailing address of the incorporator of the Corporation is:

Jonathan F. Atzen, Esq.
Brobeck, Phleger & Harrison LLP
4675 MacArthur Court, Suite 1000
Newport Beach, California 92660

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the General Corporation Law of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 19th day of September, 1997.

/s/ Jonathan F. Atzen
Jonathan F. Atzen,
Incorporator

3

State of Delaware - Division of Corporations
FAX	DOCUMENT FILING SHEET

☐	☐	☐	☐	☐	■	☐
Priority l (One hr)	Priority 2 (Two Hr.)	Priority 3 (Same Day)	Priority 4 (24 Hour)	Priority 5 (Must Approval)	Priority 6 (Reg. Approval)	Priority 7 (Reg. Work)

DATE SUBMITTED	06/01/2004
REQUESTOR NAME	Corporation Service Company	FILE DATE 06/01/2004
ADDRESS	2711 Centerville Road, Suite 400	FILE TIME _______________
Wilmington, DE 19808
ATTN.	Micki Shilling
PHONE	(302) 636-5401 ext. 3146

NAME of COMPANY/ENTITY Advanced Imaging Partners, Inc.

040406255	2798393	9000014
SRV NUMBER	FILE NUMBER	FILER’S NUMBER	RESERVATION NO.

TYPE OF DOCUMENT	COA	DOCUMENT CODE	0133

CHANGE of NAME ___________	CHANGE of AGENT/OFFICE x	CHANGE OF STOCK _________

CORPORATIONS		METHOD of RETURN
FRANCHISE TAX YEAR_____	$ _________	________ MESSENGER/PICKUP
FILING FEE TAX	$ _________	________ FED. EXPRESS Acct# ________
RECEIVING & INDEXING	$ _________	________ REGULAR MAIL
CERTIFIED COPIES NO. ____	$ _________	________ FAX No. __________
SPECIAL SERVICES	$ _________	________ OTHER ____________
KENT COUNTY RECORDER	$ _________
NEW CASTLE COUNTY RECORDER	$ _________	COMMENTS/FILING INSTRUCTIONS
SUSSEX COUNTY RECORDER	$ _________
TOTAL	$ _________

CREDIT CARD CHARGES

You have my authorization to charge my credit card for this service:
___________-___________-___________-___________	Exp. Date ___________________
Signature	Printed Name

AGENT USE ONLY	INSTRUCTIONS
	1.	Fully shade in the required Priority square using a dark pencil or marker, staying within the square.
	2.	Each request must be submitted as a separate Item, with its own Filling sheet as the FIRST PAGE.

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

ADVANCED IMAGING PARTNERS, INC.

It is hereby certified that:

1.     The name of the corporation (hereinafter called the “corporation”) is:

ADVANCED IMAGING PARTNERS, INC.

2.     The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.     The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.     The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 25, 2004.

Signature:	Michael L. Silhol
Name: Michael L. Silhol
Title: Senior Vice President and Secretary

State of Delaware
Secretary of State
Division of Corporations	DE BC D-:COA CERTIFICATE OF CHANGE 09/00 (#163)
Delivered 04:02 PM 06/01/2004
FILED 03:34 PM 06/01/2004
SRV 040406255 - 2798393 FILE